UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

HOSTESS BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard Kansas City, MO		64111
(Address of principal executive offices)		(Zip Code)

(816) 701-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

☒	Emerging growth company.

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On April 12, 2017, Hostess Brands, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Credit Suisse Securities (USA) LLC, and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), and the selling stockholders named in Schedule II to the Underwriting Agreement (the “Selling Stockholders”), relating to an underwritten public offering (the “Offering”) by the Selling Stockholders of up to 23,116,416 shares of the Company’s Class A common stock, which includes up to 3,015,185 shares of Class A common stock pursuant to an option to purchase additional shares, exercisable for 30 days, granted to the Underwriters (collectively, the “Shares”), at a price to the public of $15.25 per Share.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Following the execution of the Underwriting Agreement, the Company and the Selling Stockholders received notice of the Underwriters’ intention to exercise their option to purchase the full 3,015,185 additional Shares. The total number of Shares to be sold by the Selling Stockholders will be 23,116,416, including 3,015,185 Shares pursuant to the Underwriters’ exercise of their option to purchase additional Shares.

The Company will pay the expenses, other than underwriting discounts, associated with the sale of Shares by the Selling Stockholders. The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-214603) initially filed with the Securities and Exchange Commission on November 14, 2016, as amended, and the related prospectus supplement and accompanying prospectus. The Offering is expected to close on or about April 19, 2017, subject to customary closing conditions.

In connection with the Offering, CDM Hostess Class C, LLC, a Selling Stockholder, exchanged 600,000 shares of the Company’s Class B common stock and an equal number of units of Hostess Holdings, LP, for 600,000 shares of Class A common stock to be sold in the Offering. As a result, there were 99,285,917 shares of Class A common stock outstanding as of the close of business on April 18, 2017.

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 12, 2017, by and among Hostess Brands, Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto, and the selling stockholders named in Schedule II thereto

5.1	Opinion of Morgan, Lewis & Bockius, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2017	HOSTESS BRANDS, INC.

	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer

HOSTESS BRANDS, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 12, 2017, by and among Hostess Brands, Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto, and the selling stockholders named in Schedule II thereto

5.1	Opinion of Morgan, Lewis & Bockius, LLP